Exhibit 99.1

STATEMENT

OF FINANCIAL

CONDITION

AS OF MARCH 31, 2008

BOSTON PRIVATE BANK & TRUST COMPANY

Dear Friends,

Following a year of strong business growth in 2007, Boston Private Bank & Trust Company has had a great start in 2008 with solid first quarter results.

2008 First Quarter Financial Highlights:

•	Net income for the first quarter of 2008 reached $6.8 million, up 37% compared to the same period last year.

•	Assets under management finished at $2.8 billion as of March 31, up 12% compared to last year.

•	Balance sheet assets have grown 16% to finish at $2.8 billion as of March 31. This increase has been driven primarily by loan demand.

•	Loans increased 14% and deposits and client repurchase agreements grew 11% as compared to the same time last year.

In addition to strong financial performance, Boston Private Bank & Trust Company is proud to serve as a leading soft second lender for first-time homebuyers in Boston and to receive an “Outstanding” Community Reinvestment rating from our regulators.

If you have any questions about Boston Private Bank & Trust Company, or if there is any way that we can be of service to you, please do not hesitate to contact me.

/s/ Mark D. Thompson
Mark D. Thompson
CEO & President

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEETS

(Unaudited)	March 31,
($ in Thousands)	2008	2007
Assets
Cash & Short-Term Investments	$65,689	$88,553
Investment Securities	573,341	421,631
Loans Held for Sale	4,454	5,064

Commercial Loans	1,008,392	839,627
Mortgage Loans	1,040,972	960,554
Home Equity & Other Loans	57,048	43,466

Total Loans	2,106,412	1,843,647
Less: Allowance for Loan Losses	23,136	19,383

Net Loans	2,083,276	1,824,264
Other Assets	105,142	102,218

Total Assets	$2,831,902	$2,441,730

Liabilities & Shareholder’s Equity
Demand Deposits	$352,622	$274,649
NOW Accounts	184,012	180,255
Savings & Money Market	989,260	1,014,544
Certificates of Deposit	308,214	280,016

Total Deposits	1,834,108	1,749,464

Borrowings	786,724	505,701
Other Liabilities	16,552	22,748

Total Liabilities	2,637,384	2,277,913

Shareholder’s Equity	194,518	163,817

Total Liabilities & Shareholder’s Equity	$2,831,902	$2,441,730

Boston Private Bank & Trust Company

CONDENSED STATEMENTS OF INCOME

(Unaudited)	Quarter Ended March 31,
($ in Thousands)	2008	2007
Interest Income	$36,951	$32,792
Interest Expense	19,109	16,613

Net Interest Income	17,842	16,179
Provision for Loan Losses	1,345	713

Net Interest Income after Provision	16,497	15,466
Investment Management Fees	4,180	3,685
Banking Fees and Other Income	2,169	1,337
Operating Expenses	15,139	14,141

Income Before Income Taxes	7,707	6,347
Income Taxes	926	1,390

Net Income	$6,781	$4,957

Boston Private Bank & Trust Company

SELECTED FINANCIAL DATA

(Unaudited)	Quarter Ended March 31,
($ in Thousands)	2008	2007
Average Assets Under Management	$2,788,000	$2,499,000
Return on Average Assets	0.96%	0.82%
Return on Average Equity	14.29%	12.23%
Net Interest Margin	2.88%	3.06%
Total Fees and Other Income / Revenues	26.25%	23.69%
Allowance for Loan Losses / Total Loans	1.10%	1.05%

Policy Group
Mark D. Thompson	James D. Henderson
Chief Executive Officer & President	Executive Vice President

James C. Brown	Pilar Pueyo
Executive Vice President	Senior Vice President
Chief Lending Officer	Anne L. Randall
Robert C. Buffum, Jr.	Executive Vice President
Senior Vice President	Chief Financial & Administrative Officer
Chief Risk Officer	George G. Schwartz
Gary L. Garber	Executive Vice President
Senior Vice President	Chief Operating Officer & Treasurer
Chief Information Officer	John J. Sullivan
Executive Vice President
Board of Directors
Herbert S. Alexander	Charles T. Grigsby
Managing Partner	Senior Vice President
Alexander, Aronson, Finning & Company	Massachusetts Capital Resource Company

John H. Clymer	Susan P. Haney
Senior Counsel	Private Investor
Nixon Peabody LLP	E. Christopher Palmer
Eugene S. Colangelo	President & Managing Shareholder
Chairman of the Board	Palmer and Corbett, PC
Julio Enterprises
Chairman of the Board	John D. Macomber
Boston Private Bank & Trust Company	Founder & Chief Executive Officer
BuildingVision, Inc.

W. Pearce Coues	Patricia McGovern
Former Chairman	General Counsel & Senior Vice President
MGI Properties	Beth Israel Deaconess Medical Center
Senior Advisor
Eaton Vance	Michael F. Schiavo Partner & Chief Financial Officer
J. H. Cromarty
Chief Executive Officer, Wealth Advisory and Investment Management	Kodiak Venture Partners Alan D. Solomont
Boston Private Financial Holdings, Inc.	Chairman & Chief Executive Officer
Solomont Bailis Ventures
James D. Dawson
Chief Executive Officer, Private Banking Group	Mark D. Thompson
Boston Private Financial Holdings, Inc.	Chief Executive Officer & President
Kate S. Flather	Boston Private Bank & Trust Company
Private Investor	Timothy L. Vaill
Kathleen M. Graveline	Chairman & Chief Executive Officer Boston Private Financial Holdings, Inc.
Private Investor

Office Locations

Headquarters: Boston Office	Newton Centre Office
Ten Post Office Square	1223 Centre Street
Boston, Massachusetts	Newton, Massachusetts
(617) 912-1900	(617) 646-4850

Wellesley Office	Seaport Office
336 Washington Street	157 Seaport Boulevard
Wellesley, Massachusetts	Boston, Massachusetts
(781) 707-7700	(617) 646-4880

Back Bay Office	Lexington Office
500 Boylston Street	1666 Massachusetts Avenue
Boston, Massachusetts	Lexington, Massachusetts
(617) 912-4500	(617) 912-3600

Jamaica Plain Loan Center	Hingham Office
401c Centre Street	7 Central Street
Jamaica Plain, Massachusetts	Hingham, Massachusetts
(617) 524-6050	(781) 740-2405

Kendall Square Office	Beverly Office
One Cambridge Center	57 Enon Street, Route 1A
Cambridge, Massachusetts	Beverly, Massachusetts
(617) 646-4800	(978) 922-8000

HEADQUARTERS: TEN POST OFFICE SQUARE  •  BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-912-1900  •  WWW.BOSTONPRIVATEBANK.COM

Member of Boston Private Wealth Management Group